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                                                               EXHIBIT 10.11.1.1

                                                                  EXECUTION COPY




                           AMENDMENT NO. 1 AND WAIVER

                                       to

                      ARIANESPACE CUSTOMER LOAN AGREEMENT
                             relating to Launch # 1


                 THIS AMENDMENT NO. 1 AND WAIVER (the "Amendment"), dated as of July 22, 1997, between CD Radio Inc. (the "Customer") and Arianespace Finance S.A. ("AEF"),

                              W I T N E S S E T H:

                 WHEREAS, the Customer and AEF are parties to the Arianespace Customer Loan Agreement dated as of July 22, 1997 relating to Launch # 1 (the "Agreement") (capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement); and

                 WHEREAS, the Customer has requested, and AEF has agreed to, the amendments to the Agreement more fully set forth herein; and

                 WHEREAS, the Customer and AEF have agreed to enter into this Amendment on the same date as the Agreement; and

                 WHEREAS, such amendments shall be of benefit, either directly or indirectly, to the Customer;

                 NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1. Amendments. Upon and after the Amendment Effective Date (as defined in Section 4 below), and at all times prior to the Conversion Commitment Date; provided, that none of the amendments or waivers set in this Amendment shall have any further force or effect on and after the Conversion Commitment Date, except for any rights or entitlements accruing prior to the Conversion Commitment Date:

                          (a)     Section 1.01 shall be amended by adding
thereto the definition of "Amendment" as follows:
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                                                                               2

                 "`AMENDMENT' means the Amendment No. 1 and Waiver to Arianespace Customer Loan Agreement, dated as of July 22, 1997, between CD Radio Inc. and Arianespace Finance S.A.";

                          (b)     Section 5.03 of the Agreement shall be
amended by restating the fourth and fifth sentences thereof in their entirety as follows:

                 "Except as set forth on SCHEDULE 5.03A to the Amendment, (a) there is no proceeding pending or, to the actual knowledge of the Customer, threatened against the Customer or any property of the Customer, which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any Telecommunications Approval or any other Government Approval and (b) there has not occurred any event that would make unlikely the delivery or issuance as anticipated of, and when and as needed, all Government Approvals listed on SCHEDULE 5.03.";

                          (c)     Section 5.04 of the Agreement shall be
amended by inserting therein the parenthetical phrase "(except for clause
(d)(iv) of Section 2 of the Amendment)" immediately following the phrase "to which the Customer or any of its Affiliates is a party" set forth therein;

                          (d)     Section 5.11 of the Agreement shall be
amended by restating the second sentence thereof in its entirety as follows:

                 "Except as set forth on SCHEDULE 5.11A to the Amendment, on the date hereof, the Relevant Companies have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") necessary for the operation of the Project, all such Environmental Permits are valid and in full force and effect on the date hereof and the Relevant Companies are in compliance with all terms and conditions of such Environmental Permits on the date hereof.";

                          (e)     Section 5.20 of the Agreement shall be
amended by inserting therein the phrase "Title IV of" immediately preceding the phrase "ERISA and any regulation promulgated thereunder" set forth therein; and

                          (f)     application of Section 7.08 of the Agreement
shall be waived; provided, that in the event that the Customer shall undertake or permit any
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                                                                               3

action or occurrence described in Section 7.08 of the Agreement, the Customer hereby agrees to provide notice of each such action and occurrence to AEF either prior to, or within a reasonable time after, such action or occurrence; and provided, further, that with respect to any change in the composition of the ownership of the Customer, no such notice shall be required unless such change requires the filing, by the Customer or any other Person connected with such change, of any report or filing with the United States Securities and Exchange Commission or the securities commission or stock exchange of any state of the United States of America having authority over the Customer, including but not limited to the filing of Schedule 13D pursuant to the Securities Exchange Act of 1934.

                 2. Waiver of Representation and Warranty. AEF hereby waives the representation and warranty set forth in Section 5.21 of the Agreement; subject to the following:

                          (a) AEF shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, in form and substance reasonably satisfactory to AEF, to the effect that, on the basis of the filing of the application referred to in clause (b) below, the Customer is exempt from the provisions of the U.S. Investment Company Act of 1940, as amended (the "Act"), applicable to "investment companies" within the meaning of the Act;

                          (b) the Customer hereby represents and warrants that it has in good faith filed, or caused to be filed, an application with the U.S. Securities and Exchange Commission (the "SEC") under
         Section 3(b)(2) of the Act requesting an order declaring that the Customer is primarily engaged in the business or businesses other than that of investing, reinvesting, holding or trading in securities;

                          (c) in the event the SEC does not take final action with respect to the application of the Customer referred to in clause (b) above within the sixty (60) day period of exemption from the provisions of the Act referred to in such Section 3(b)(2), or within any extension of such period, the Customer hereby covenants to use its best efforts to cause the SEC to grant an extension of such period, as such period may have been extended from time to time;

                          (d) upon the earlier to occur of (x) the SEC's denial of the Customer's request for the declaration referred to in clause (b) and (y) the lapsing of the sixty (60) day exemption period under Section 3(b)(2) of the Act, as such period may be extended from time to time, (i) the Customer shall, as soon as reasonably possible, and in any case, within ten (10) Business Days liquidate securities then held in amounts and in a manner sufficient to permit Paul, Weiss, Rifkind, Wharton & Garrison to deliver an opinion to the effect that the Customer is not an "investment company" within the meaning of
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                                                                               4

         the Act, (ii) the Customer shall deliver to AEF such an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, addressed to AEF and in form and substance reasonably satisfactory to AEF, (iii) at the time that the Customer delivers the opinion referred to in clause (ii) above, the Customer shall be deemed to have made the representation and warranty set forth in Section 5.21 of the Agreement and (iv) the Customer hereby agrees not to claim, or seek any declaration, that any of the Customer Loan Agreement, the Multiparty Agreement or the Launch Services Agreement is not legal, valid and binding by operation of the Act;

                          (e) during the pendency of the application referred to in clause (b) above, the Customer hereby covenants to act in a manner fully consistent with such application; and

                          (f) in the event the SEC issues the order sought by the Customer pursuant to the application referred to in clause (b) above, the Customer shall (i) be deemed to have made, at the time such declaration is granted, the representation and warranty set forth in
         Section 5.21 of the Agreement, (ii) deliver to AEF an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, addressed to AEF and in form and substance reasonably satisfactory to AEF, that the Customer is not an "investment company" within the meaning of the Act and (iii) comply with the terms and conditions set forth in such order and use its best efforts to cause such order to remain in full force and effect.

                 By its execution and delivery of this Amendment, AEF hereby certifies and represents to the Customer that it has received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison referred to in clause (a) of this
Section 2, such opinion is in form and substance satisfactory to AEF, and the waiver granted to the Customer pursuant to this Section 2 is effective.

                 3. Customer Loan Agreement Interpretation. The Customer and AEF hereby agree that any covenant, agreement or other provision set forth in the Agreement that is stated to apply in the event that the Customer shall have been determined to be a Category 1 Customer, a Category 2 Customer or a Category 3 Customer, as the case may be, shall be applicable only on and after, and shall take effect only as of, the Conversion Commitment Date, and not prior thereto.

                 4. Amendment Effective Date; Term. This Amendment shall become effective as of the date first referenced above on the date (the "Amendment Effective Date") on which AEF shall have received this Amendment, executed and delivered by the Customer and AEF; provided, that upon and after the Conversion Commitment Date, this Amendment shall have no further force or effect and all of the terms of the Agreement shall be as if this Amendment had not become effective,
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except for any rights or entitlements accruing prior to the Conversion
Commitment Date.

                 5. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original, and all of said counterparts when taken together shall be deemed to constitute but one and the same instrument.

                 6. Ratification. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

                 7. Governing Law. The rights and duties of the Customer and AEF under this Amendment shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

                 8. Reference to Agreement. From and after the Amendment Effective Date, each reference in the Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Agreement as modified and amended by this Amendment.
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                 IN WITNESS WHEREOF, the parties have caused this Amendment No.
1 and Waiver to be duly executed as of the date first written above.

                                           CD RADIO INC.


                                            By:
                                               ---------------------------
                                                Name:
                                                Title:


                                           ARIANESPACE FINANCE S.A.


                                            By:
                                               ---------------------------
                                                Name:
                                                Title:
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                                 Schedule 5.03A


                 Petitions have been filed to deny CD Radio Inc.'s application before the Federal Communications Commission for a license to launch and operate its Satellites.

                 See also Schedules 5.05, 5.11A.
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                                 Schedule 5.11A


                 Requirements of the Federal Communications Commission pertaining to the radiation emanating from earth stations.